Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated February 26, 2014 relating to the consolidated financial statements of Leju Holdings Limited and its subsidiaries, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China
February 26, 2014